Exhibit 99.1

Ameresco Reports Second Quarter 2023 Financial Results

Record Total Project Backlog Increased 9% Sequentially, with $493M in New Awards
Added a Record 113 MWe of Energy Assets into Development
Significant Battery Energy Storage Project Wins and Asset Activity
EPA Action Supports Positive Multiyear RNG Revenue Outlook
Reaffirms 2023 Guidance

Second Quarter 2023 Financial Highlights:
•Revenues of $327.1 million
•Net income attributable to common shareholders of $6.4 million
•GAAP EPS of $0.12
•Non-GAAP EPS of $0.15
•Adjusted EBITDA of $37.4 million

FRAMINGHAM, MA – July 31, 2023 – Ameresco, Inc. (NYSE:AMRC), a leading cleantech integrator specializing in energy efficiency and renewable energy, today announced financial results for the fiscal quarter ended June 30, 2023. The Company also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information, which includes Non-GAAP financial measures, has been posted to the “Investors” section of the Company’s website at www.ameresco.com. Reconciliations of Non-GAAP measures to the appropriate GAAP measures are included herein.
CEO George Sakellaris commented, “We had another strong quarter. I’m particularly pleased that our positive momentum continued to build strong growth in project backlog and assets in development, supporting both our 2023 guidance and our longer-term financial targets. Total project backlog increased by 9% sequentially, driven by the addition of $493 million in new awards. Furthermore, we continue to see a considerable year-on-year increase in the dollar value of the projects we are bidding on and winning. We also increased our net assets in development by over 100 MW in the second quarter, the largest quarterly increase in our company’s history.

“Battery storage is seeing tremendous growth given the need for greater resiliency, increased grid complexities from the rapid growth of renewables, and the financial benefits of the Inflation Reduction Act (IRA). Ameresco has emerged as a leader in the implementation of battery systems given our deep knowledge of deployable technologies, engineering expertise and supplier relationships as demonstrated by our significant project and asset wins and installations during the quarter. Another positive development during the quarter was the EPA’s ruling concerning the final Renewable Fuel Standard (RFS) biofuel targets for 2023 – 2025. The outcome provides long term support to the RNG industry and increases our long-term visibility into this important revenue stream.

“During the quarter we published our third annual ESG report entitled ‘Doing Well by Doing Good’. We are proud that our renewable energy assets and customer projects have delivered a cumulative carbon offset of over 95 million metric tons of carbon dioxide. Looking ahead, Ameresco has set a target of achieving net zero carbon emissions from internal operations for scope 1 and scope 2 emissions by 2040 and has pledged to establish emissions reduction targets through the Science Based Targets initiative by 2025. We were also recognized with the Environmental Initiatives Award by the SEAL Business Sustainability Awards for our floating solar plant at Fort Bragg, which is the largest such installation in the southeast.”

Second Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Total revenue of $327.1 million exceeded the company’s guidance for the quarter, with faster than-expected execution on several larger projects. Energy Asset revenue increased 16.5% driven by continued growth in operating assets. O&M revenue increased 9.3% reflecting continued growth in long-term contracts. Other revenue increased 3.5% primarily due to strength in the Company’s utility SaaS and consulting business. Gross margin expanded year-on-year while SG&A increased slightly during the quarter to support growth in proposal activity and the integration of Enerqos. Net income attributable to common shareholders and adjusted EBITDA were $6.4 million and $37.4 million, respectively.

(in millions)	2Q 2023			2Q 2022
	Revenue	Net Income (Loss) (1)	Adj. EBITDA	Revenue	Net Income (1)	Adj. EBITDA
Projects	$228.9	($0.1)	$6.1	$489.1	$15.8	$29.2
Energy Assets	$50.0	$5.1	$27.3	$42.9	$12.9	$24.7
O&M	$23.0	$0.9	$2.1	$21.1	$2.4	$4.0
Other	$25.2	$0.5	$2.0	$24.3	$1.1	$2.4
Total (2)	$327.1	$6.4	$37.4	$577.4	$32.2	$60.3

(1) Net Income (Loss) represents net income (loss) attributable to common shareholders.
(2) Numbers in table may not sum due to rounding.

($ in millions)	At June 30, 2023
Awarded Project Backlog (1)	$2,146
Contracted Project Backlog	$1,090
Total Project Backlog	$3,236
12-month Contracted Backlog (2)	$745

O&M Revenue Backlog	$1,239
12-month O&M Backlog	$84
Energy Asset Visibility (3)	$2,275
Operating Energy Assets	426 MWe
Ameresco's Net Assets in Development (4)	545 MWe

(1) Customer contracts that have not been signed yet
(2) We define our 12-month backlog as the estimated amount of revenues that we expect to recognize in the next twelve months from our fully-contracted backlog
(3) Estimated contracted revenue and incentives during PPA period plus estimated additional revenue from operating RNG assets over a 20-year period, assuming RINs at $1.50/gallon and brown gas at $3.50/MMBtu with $3.00/MMBtu for LCFS on certain projects
(4) Net MWe capacity includes only our share of any jointly owned assets

Project Highlights:

•Reflecting the recent increase in battery storage activity, Ameresco announced that its joint venture with Atura Power was selected to build a 250 MW battery energy storage system, representing part of the largest BESS award in Canadian history. In addition to providing E&C services for the JV, Ameresco will also own 10.1% of the Asset or approximately 25 MW.
•Ameresco announced another significant battery storage win with a four site 379 MW project with Middle River Power at its California gas power plants helping to shift midday renewable energy flows to peak evening hours. The work is expected to commence in summer 2023 and reach completion in Q3 of 2024.
•Activity in the higher education market remained strong. Ameresco announced a comprehensive, multi-phase solar and energy efficiency project with St. John’s College Santa Fe campus. This project will also include a large PV installation, along with 20 EV charging stations.

Asset Highlights
In the Second Quarter of 2023:

•Ameresco’s Assets in Development ended the quarter at 594 MWe. After subtracting Ameresco’s partners’ minority interests, Ameresco’s owned capacity of Assets in Development at quarter end was 545 MWe.
•We increased our net assets in development by 113 MW in the second quarter, the largest quarterly increase in our company’s history.

Summary and Outlook

“The Ameresco team delivered strong results that provide confidence in our annual guidance and set the stage for continued growth for years to come. As customers begin to take advantage of the numerous benefits afforded by the IRA, Ameresco, with our deep technical and financial expertise, remains very well positioned to continue to capture additional market share. This momentum together with our rapidly growing Energy Asset business and international opportunities support our long term growth targets,” Mr. Sakellaris concluded.

Our 2023 guidance, included in the table below, anticipates adjusted EBITDA growth of 5% at the midpoint.

FY 2023 Guidance Ranges
Revenue	$1.45 billion	$1.55 billion
Gross Margin	19.5%	20.0%
Adjusted EBITDA	$210 million	$220 million
Interest Expense & Other	$30 million	$35 million
Effective Tax Rate	10%	5%
Non-GAAP EPS	$1.80	$1.90

The Company’s Adjusted EBITDA and Non-GAAP EPS guidance excludes the impact of redeemable non-controlling interest activity, one-time charges, asset impairment charges, changes in contingent consideration, restructuring activities, as well as any related tax impact.

We estimate third and fourth quarter revenue, adjusted EBITDA and Adjusted EPS to be in the range of:

	Q3 2023 Guidance Ranges		Q4 2023 Guidance Ranges
Revenue	$370 million	$400 million	$550 million	$580 million
Adjusted EBITDA	$50 million	$55 million	$90 million	$100 million
Non-GAAP EPS	$0.45	$0.50	$1.20	$1.25

We expect to place between 80 and 100 MWe of energy assets in service in 2023 including two RNG plants. A third plant we originally anticipated to be placed in service in 2023 is expected to be at mechanical completion by the end of the year, and fully commissioned in Q1 2024. Several additional RNG assets are in the late stages of development and construction, and we continue to expect that 4 or 5 of these will come online during 2024.

Two of the three Southern California Edison projects are currently in commissioning and are expected to achieve substantial completion in Q3. The third project, which was significantly impacted by the heavy rainfall in California, is expected to reach substantial completion in Q4. Based on this timing, we have requested an extension to mid December 2023 to the maturity date of our Delayed Draw Term Loan A under our Sr. Credit Facility.

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss second quarter 2023 financial results, business and financial outlook and other business highlights. Participants may access the earnings conference call by pre-registering here at least fifteen minutes in advance. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investors” section of the Company’s website at www.ameresco.com. If you are unable to listen to the live call, an archived webcast will be available on the Company’s website for one year.
Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, Non-GAAP net income and adjusted cash from operations, which are Non-GAAP financial measures. For a description of these Non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading cleantech integrator and renewable energy asset developer, owner and operator. Our comprehensive portfolio includes energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions delivered to clients throughout North America and Europe. Ameresco’s sustainability services in support of clients’ pursuit of Net-Zero include upgrades to a facility’s energy infrastructure and the development, construction, and operation of distributed energy resources. Ameresco has successfully completed energy saving, environmentally responsible projects with Federal, state, and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,200 employees providing local expertise in the United States, Canada, and Europe. For more information, visit www.ameresco.com.

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline, visibility, and backlog, as well as estimated future revenues, net income, adjusted EBITDA, Non-GAAP EPS, gross margin, capital investments, other financial guidance and longer term outlook, statements about our agreement with SCE including the impact of any delays, the requested extension to the maturity date of our Delayed Draw Term Loan A and the impact of the IRA and macroeconomic conditions on our business, longer term outlook, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under signed contracts without delay and in accordance with their terms; demand for our energy efficiency and renewable energy solutions; our ability to complete and operate our projects on a profitable basis and as committed to our customers; our ability to arrange financing to fund our operations and projects and to comply with covenants in our existing debt agreements; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy and the fiscal health of the government; the ability of customers to cancel or defer contracts included in our backlog; the output and performance of our energy plants and energy projects; the effects of our acquisitions and joint ventures; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and cost of labor and equipment particularly given global supply chain challenges and global trade conflicts; our reliance on third parties for our construction and installation work; the addition of new customers or the loss of existing customers; the impact of macroeconomic challenges, weather related events and climate change on our business; global supply chain challenges, component shortages and inflationary pressures; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; cybersecurity incidents and breaches; regulatory and other risks inherent to constructing and operating energy assets; risks related to our international operation and international growth strategy; and other factors discussed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$48,999	$115,534
Restricted cash	39,137	20,782
Accounts receivable, net	123,361	174,009
Accounts receivable retainage, net	37,803	38,057
Costs and estimated earnings in excess of billings	575,113	576,363
Inventory, net	14,127	14,218
Prepaid expenses and other current assets	58,874	38,617
Income tax receivable	7,497	7,746
Project development costs, net	16,956	16,025
Total current assets	921,867	1,001,351
Federal ESPC receivable	499,250	509,507
Property and equipment, net	16,888	15,707
Energy assets, net	1,417,690	1,181,525
Deferred income tax assets, net	3,594	3,045
Goodwill, net	77,846	70,633
Intangible assets, net	8,142	4,693
Operating lease assets	38,833	38,224
Restricted cash, non-current portion	13,677	13,572
Other assets	43,223	38,564
Total assets	$3,041,010	$2,876,821

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and financing lease liabilities	$332,999	$331,479
Accounts payable	290,284	349,126
Accrued expenses and other current liabilities	81,008	89,166
Current portions of operating lease liabilities	5,935	5,829
Billings in excess of cost and estimated earnings	40,459	34,796
Income taxes payable	1,564	1,672
Total current liabilities	752,249	812,068
Long-term debt and financing lease liabilities, net of current portion, unamortized discount and debt issuance costs	784,266	568,635
Federal ESPC liabilities	464,566	478,497
Deferred income tax liabilities, net	7,971	9,181
Deferred grant income	7,319	7,590
Long-term operating lease liabilities, net of current portion	32,487	31,703
Other liabilities	70,175	49,493

	June 30,	December 31,
	2023	2022
Redeemable non-controlling interests, net	$47,994	$46,623
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at June 30, 2023 and December 31, 2022	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 36,302,405 shares issued and 34,200,610 shares outstanding at June 30, 2023, 36,050,157 shares issued and 33,948,362 shares outstanding at December 31, 2022	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at June 30, 2023 and December 31, 2022	2	2
Additional paid-in capital	317,228	306,314
Retained earnings	540,964	533,549
Accumulated other comprehensive loss, net	(2,884)	(4,051)
Treasury stock, at cost, 2,101,795 shares at June 30, 2023 and December 31, 2022	(11,788)	(11,788)
Stockholders' equity before non-controlling interest	843,525	824,029
Non-controlling interests	30,458	49,002
Total stockholders’ equity	873,983	873,031
Total liabilities, redeemable non-controlling interests and stockholders' equity	$3,041,010	$2,876,821

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$327,074	$577,397	$598,116	$1,051,399
Cost of revenues	268,425	496,094	489,519	901,718
Gross profit	58,649	81,303	108,597	149,681
Earnings from unconsolidated entities	380	352	830	989
Selling, general and administrative expenses	41,413	38,601	82,714	78,930
Operating income	17,616	43,054	26,713	71,740
Other expenses, net	9,198	5,249	17,241	12,330
Income before income taxes	8,418	37,805	9,472	59,410
Income tax provision (benefit)	5	4,932	(498)	7,239
Net income	8,413	32,873	9,970	52,171
Net income attributable to non-controlling interests and redeemable non-controlling interests	(2,045)	(657)	(2,500)	(2,571)
Net income attributable to common shareholders	$6,368	$32,216	$7,470	$49,600
Net income per share attributable to common shareholders:
Basic	$0.12	$0.62	$0.14	$0.96
Diluted	$0.12	$0.61	$0.14	$0.93
Weighted average common shares outstanding:
Basic	52,127	51,818	52,045	51,781
Diluted	53,211	53,173	53,232	53,407

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$9,970	$52,171
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation of energy assets, net	27,725	23,978
Depreciation of property and equipment	1,607	1,404
Increase (decrease) in contingent consideration	155	(320)
Accretion of ARO liabilities	130	72
Amortization of debt discount and debt issuance costs	2,364	2,036
Amortization of intangible assets	991	1,020
Provision for bad debts	579	244
Loss on write-off of long-lived assets	18	—
Earnings from unconsolidated entities	(830)	(989)
Net (gain) loss from derivatives	(261)	555
Stock-based compensation expense	7,999	7,206
Deferred income taxes, net	(3,177)	3,606
Unrealized foreign exchange loss	38	467
Changes in operating assets and liabilities:
Accounts receivable	60,028	(44,334)
Accounts receivable retainage	354	(458)
Federal ESPC receivable	(88,072)	(113,478)
Inventory, net	91	(2,080)
Costs and estimated earnings in excess of billings	15,664	(358,603)
Prepaid expenses and other current assets	1,312	(1,629)
Project development costs	(2,825)	(1,332)
Other assets	(1,867)	(10,020)
Accounts payable, accrued expenses and other current liabilities	(80,555)	126,783
Billings in excess of cost and estimated earnings	13,462	4,073
Other liabilities	1,240	18
Income taxes receivable, net	11	1,767
Cash flows from operating activities	(33,849)	(307,843)
Cash flows from investing activities:
Purchases of property and equipment	(2,662)	(2,525)
Capital investment in energy assets	(261,547)	(124,924)
Capital investment in major maintenance of energy assets	(5,810)	(4,838)
Acquisitions, net of cash received	(9,184)	—
Loans to joint venture investments	(39)	—
Cash flows from investing activities	(279,242)	(132,287)
Cash flows from financing activities:
Payments of debt discount and debt issuance costs	(5,074)	(2,756)
Proceeds from exercises of options and ESPP	3,110	2,814
(Payments on) proceeds from senior secured revolving credit facility, net	(80,000)	120,000
Proceeds from long-term debt financings	343,923	307,911
Proceeds from Federal ESPC projects	76,699	121,731
Net proceeds from energy asset receivable financing arrangements	8,114	4,651
Contributions from non-controlling interests	499	12,919
Distributions to non-controlling interest	(20,521)	—
Distributions to redeemable non-controlling interests, net	(338)	(561)
Payments on long-term debt and financing leases	(61,335)	(101,035)
Cash flows from financing activities	265,077	465,674
Effect of exchange rate changes on cash	(61)	(1,291)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(48,075)	24,253
Cash, cash equivalents, and restricted cash, beginning of period	149,888	87,054
Cash, cash equivalents, and restricted cash, end of period	$101,813	$111,307

Non-GAAP Financial Measures (Unaudited, in thousands)

	Three Months Ended June 30, 2023
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net (loss) income attributable to common shareholders	$(50)	$5,055	$895	$468	$6,368
Impact from redeemable non-controlling interests	—	1,424	—	—	1,424
Plus (less): Income tax provision (benefit)	(568)	(227)	492	308	5
Plus: Other expenses, net	2,596	6,275	96	231	9,198
Plus: Depreciation and amortization	1,106	14,126	308	496	16,036
Plus: Stock-based compensation	2,772	606	279	305	3,962
Plus: Contingent consideration, restructuring and other charges	214	15	4	152	385
Adjusted EBITDA	$6,070	$27,274	$2,074	$1,960	$37,378
Adjusted EBITDA margin	2.7%	54.5%	9.0%	7.8%	11.4%

	Three Months Ended June 30, 2022
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$15,786	$12,886	$2,428	$1,116	$32,216
Impact from redeemable non-controlling interests	—	657	—	—	657
Plus (less): Income tax provision (benefit)	5,680	(2,300)	1,056	496	4,932
Plus: Other expenses, net	3,719	1,278	104	148	5,249
Plus: Depreciation and amortization	723	11,887	286	388	13,284
Plus: Stock-based compensation	3,110	273	134	158	3,675
Plus: Restructuring and other changes	143	—	26	72	241
Adjusted EBITDA	$29,161	$24,681	$4,034	$2,378	$60,254
Adjusted EBITDA margin	6.0%	57.5%	19.2%	9.8%	10.4%

	Six Months Ended June 30, 2023
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income (loss) attributable to common shareholders	$(1,351)	$6,205	$1,427	$1,189	$7,470
Impact from redeemable non-controlling interests	—	1,456	—	—	1,456
Plus (less): Income tax provision (benefit)	(1,452)	(155)	619	490	(498)
Plus: Other expenses, net	5,085	11,181	332	643	17,241
Plus: Depreciation and amortization	1,767	27,247	612	697	30,323
Plus: Stock-based compensation	5,501	1,213	611	674	7,999
Plus: Contingent consideration, restructuring and other charges	551	35	11	159	756
Adjusted EBITDA	$10,101	$47,182	$3,612	$3,852	$64,747
Adjusted EBITDA margin	2.5%	52.0%	8.0%	7.7%	10.8%

	Six Months Ended June 30, 2022
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$25,946	$16,756	$5,058	$1,840	$49,600
Impact from redeemable non-controlling interests	—	2,571	—	—	2,571
Plus (less): Income tax provision (benefit)	8,979	(4,084)	1,448	896	7,239
Plus: Other expenses, net	5,143	6,737	219	231	12,330
Plus: Depreciation and amortization	1,574	23,372	621	835	26,402
Plus: Stock-based compensation	6,044	559	286	317	7,206
Plus: Restructuring and other charges	(12)	(26)	12	58	32
Adjusted EBITDA	$47,674	$45,885	$7,644	$4,177	$105,380
Adjusted EBITDA margin	5.4%	56.4%	18.5%	9.0%	10.0%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Non-GAAP net income and EPS:
Net income attributable to common shareholders	$6,368	$32,216	$7,470	$49,600
Adjustment for accretion of tax equity financing fees	(28)	(27)	(55)	(54)
Impact from redeemable non-controlling interests	1,424	657	1,456	2,571
Plus: Contingent consideration, restructuring and other charges	385	241	756	32
(Less) Plus: Income tax effect of Non-GAAP adjustments	(100)	(63)	(196)	(9)
Non-GAAP net income	8,049	33,024	9,431	52,140

Diluted net income per common share	$0.12	$0.61	$0.14	$0.93
Effect of adjustments to net income	0.03	0.01	0.04	0.05
Non-GAAP EPS	$0.15	$0.62	$0.18	$0.98

Adjusted cash from operations:
Cash flows from operating activities	$(92,621)	$(31,721)	$(33,849)	$(307,843)
Plus: proceeds from Federal ESPC projects	34,390	56,943	76,699	121,731
Adjusted cash from operations	$(58,231)	$25,222	$42,850	$(186,112)

Other Financial Measures (Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
New contracts and awards:
New contracts	$311,280	$148,600	$458,240	$375,300
New awards (1)	$493,055	$223,100	$965,155	$661,100
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
Year Ended December 31, 2023
	Low	High
Operating income (1)	$132 million	$140 million
Depreciation and amortization	$63 million	$65 million
Stock-based compensation	$16 million	$17 million
Non-controlling interest and other adjustments	$(1) million	$(2) million
Adjusted EBITDA	$210 million	$220 million

(1) Although net income is the most directly comparable GAAP measure, this table reconciles adjusted EBITDA to operating income because we are not able to calculate forward-looking net income without unreasonable efforts due to significant uncertainties with respect to the impact of accounting for our redeemable non-controlling interests and taxes.

Exhibit A: Non-GAAP Financial Measures
We use the Non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These Non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these Non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income attributable to common shareholders, including impact from redeemable non-controlling interests, before income tax (benefit) provision, other expenses net, depreciation, amortization of intangible assets, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, energy asset impairment, restructuring and other charges, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar Non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar Non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, impact from redeemable non-controlling interests, restructuring and asset impairment charges. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define Non-GAAP net income and earnings per share (EPS) to exclude certain discrete items that management does not consider representative of our ongoing operations, including energy asset impairment, restructuring and other charges, impact from redeemable non-controlling interest, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We consider Non-GAAP net income and Non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus, we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.